UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report
(Date of earliest event reported)  December 9, 2008

MCT, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-22384	41-0985960
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

2340 West County Road C, St. Paul, Minnesota 55113

(651) 697-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simutaneously satify the filing obligation of the registrant under any of the following provision:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CRF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 9, 2008, the Company’s Board of Directors approved the grant to Laurus Master Fund, Ltd. and its affiliates (“Laurus”), the Company’s secured lender, of a warrant entitling Laurus to purchase 146,143,792 shares of common stock of the Company at $.01 per share (the “Warrant”).  The Warrant is immediately exercisable, and has a ten-year term.  The Warrant may be exercised in whole or in part by payment of the exercise price in cash, or through a “cashless exercise,” in which the value of the Warrant is applied to payment of the exercise price.  In exchange for the grant of the Warrant,  Laurus extended the maturity date of all the indebtedness owed by the Company to Laurus to July 31, 2010.

ITEM 3.02            UNREGISTERED SALES OF EQUITY SECURITIES.

The information contained in Item 1.01 is incorporated herein by reference.

Issuance of the Warrant to Laurus was exempt from registration under Section 4(2) of the Securities Act of 1933, because Laurus is an accredited investor with access to material information about the Company, the issuance was in a private transaction with no general solicitation or advertising, the Warrant is subject to restrictions on transfer, and no commission or other remuneration was paid.

ITEM 5.01            CHANGE IN CONTROL OF REGISTRANT.

The information contained in Item 1.01 is incorporated herein by reference.

After issuance of the Warrant to Laurus,  its ownership includes 2,367,067 shares of the Company’s common stock, and options, warrants and convertible notes exercisable and convertible into 191,298,714 shares.  The Company currently has 37,876,889 shares of common stock outstanding.  If Laurus chose to exercise and convert all of these convertible securities, it would own approximately 80% of the Company’s outstanding common stock.  However, Laurus has agreed with the Company that it will not increase its direct ownership percentage above 9.9% of the outstanding stock without at least 60 days’ prior written notice to the Company.

ITEM 5.02            DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 9, 2008, the Company’s Board of Directors elected John Moon, previously the Company’s Chief Operating Officer, as President and Chief Executive Officer and a member of the Board of Directors to replace Roger E. Gower.   Richard E. Struthers, one of the outside directors, was elected Chairman of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCT, INC.

(Registrant)

Date: December 12, 2008

By: /s/ Bruce R. Ficks

(Bruce R. Ficks, Chief Financial Officer)